UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2024

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 E. Windrose Drive, Suite 200, Phoenix, Arizona	85032
(Address of principal executive offices)	(Zip Code)

(623) 445-9500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001 per share	UTI	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On September 5, 2024, Troy Anderson, the Executive Vice President and Chief Financial Officer of Universal Technical Institute, Inc., a Delaware corporation (the “Company”), notified the Company that he is resigning from all offices and positions that he holds with the Company and its subsidiaries, effective as of October 11, 2024 (the “Effective Date”), to pursue a new position outside the Company.

Mr. Anderson’s decision to step down is not the result of any dispute or disagreement with the Company on any matter relating to its accounting or financial policies or procedures or its financial statements or disclosures. The Company appreciates Mr. Anderson’s many contributions and thanks him for his service.

Appointment of Interim Chief Financial Officer

In connection with Mr. Anderson’s resignation, Christine Kline, the Vice President and Chief Accounting Officer of the Company, will be named Interim Chief Financial Officer and will assume the duties as the principal financial officer for the Company, effective as of the Effective Date.

Ms. Kline, age 46, has served as the Company’s Vice President and Chief Accounting Officer since December 2023. Prior to this role, she served as Vice President, Corporate Controller since joining the Company in February 2020. Prior to joining the Company, Ms. Kline served as the Director of Financial Reporting at Nuverra Environmental Solutions from July 2015 to February 2020 and was named the Principal Accounting Officer from November 2019 through February 2020, and as the Director of Accounting and Reporting at PetSmart, Inc. from October 2007 to July 2015. Ms. Kline started her career with Deloitte & Touche LLP. Ms. Kline is a Certified Public Accountant. Ms. Kline earned a Bachelor of Science degree in Accounting and Finance from the University of Arizona

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Kline and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Ms. Kline that would require disclosure under Item 404(a) of Regulation S-K. Ms. Kline has not entered into any material plan, contract, agreement, or amendment in connection with her appointment as the Company’s Interim Chief Financial Officer.

Item 7.01	Regulation FD Disclosure.

On September 10, 2024, the Company issued a press release regarding the resignation of Mr. Anderson and the appointment of Ms. Kline as Interim Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Universal Technical Institute, Inc., dated September 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2024	Universal Technical Institute, Inc.

	By:	/s/ Christopher Kevane
	Name:	Christopher Kevane
	Title:	Executive Vice President and Chief Legal Officer

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